A Class C Class H Class Institutional Y Class

72. DD) Total income distributions
(4) Commodities Strategy Fund			90	72	635	n/a	n/a
(2) Long/Short Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
72. EE) Total capital gains distributions
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a
(2) Long/Short Commodities Strategy Fund 	n/a	n/a	n/a	n/a	n/a
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
73. A)  Total income distribution pershare
(4) Commodities Strategy Fund			0.4074	0.4074	0.4074	n/a	n/a
(2) Long/Short Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
73. B) Total capital gains distribution pershare
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a
(2) Long/Short Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
74.U) Shares outstanding
(4) Commodities Strategy Fund			377	177	1,528	n/a	n/a
(2) Long/Short Commodities Strategy Fund	1,721	941	3,644	1,775	0
(1) Managed Futures Strategy Fund		6,875	2,431	23,604	2,137	4,727
(3) Multi-Hedge Strategies Fund			1,222	782	2,945	619	n/a
74. V) Net asset value pershare
(4) Commodities Strategy Fund			$15.49	$14.56	$15.50	$n/a	$n/a
(2) Long/Short Commodities Strategy Fund	$17.63	$17.14	$17.63	$17.75	$17.79
(1) Managed Futures Strategy Fund		$21.23	$20.31	$21.23	$21.38	$21.41
(3) Multi-Hedge Strategies Fund			$22.68	$21.45	$22.69	$22.84	$n/a